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will be under no obligation to exercise any of its rights or powers under the
Senior Unsecured Indenture at the request or direction of any Holder, unless such Holder shall have offered to the Senior Unsecured Indenture Trustee reasonable security or indemnity. (Section 903) Subject to such provisions of the indemnification of the Senior Unsecured Indenture Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debentures of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Unsecured Indenture Trustee, or exercising any trust or power conferred on the Senior Unsecured Indenture Trustee, with respect to the Senior Debentures of that series. (Section 812)

         No Holder of a Senior Debenture of any series will have any right to institute any proceeding with respect to the Senior Unsecured Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Senior Debentures of such series, (ii) the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Debentures of such series have made written request to the Senior Unsecured Indenture Trustee, and such Holder or Holders have offered reasonable indemnity to the Senior Unsecured Indenture Trustee, to institute such proceeding as trustee and (iii) the Senior Unsecured Indenture Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Senior Debentures of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 807) However, such limitations do not apply to a suit instituted by a Holder of a Senior Debenture for the enforcement of payment of the principal of or any premium or interest on such Senior Debenture on or after the applicable due date specified in such Senior Debenture. (Section 808)

         The Company will be required to furnish to the Senior Unsecured Indenture Trustee annually, not later than October 1 in each year, a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the Senior Unsecured Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Senior Unsecured Indenture. (Section
606)

RIGHT TO CURE

         At any time after the declaration of acceleration with respect to the Senior Debentures of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

         (a) the Company has paid or deposited with the Senior Unsecured Indenture Trustee a sum sufficient to pay

               (1) all overdue interest on all Senior Debentures of such series;

               (2) the principal of and premium, if any, on any Senior Debentures of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Senior Debentures;

               (3) interest upon overdue interest at the rate or rates prescribed therefor in such Senior Debentures, to the extent that payment of such interest is lawful; and

               (4) all amounts due to the Senior Unsecured Indenture Trustee under the Senior Unsecured Indenture; and

         (b) any other Event or Events of Default with respect to the Senior Debentures of such series, other than the non-payment of the principal of the Senior Debentures of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Senior Unsecured Indenture. (Section 802)

MODIFICATION AND WAIVER

         Without the consent of any Holder of Senior Debentures, the Company and the Senior Unsecured Indenture Trustee may enter into one or more supplemental indentures to the Senior Unsecured Indenture for any of the



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following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in the Senior Unsecured Indenture and the Senior Debentures; or (b) to add one or more covenants of the Company or other provisions for the benefit of the Holders of all or any series of Outstanding Senior Debentures or to surrender any right or power conferred upon the Company by the Senior Unsecured Indenture; or (c) to add any additional Events of Default with respect to all or any series of Outstanding Senior Debentures; or (d) to change or eliminate any provision of the Senior Unsecured Indenture or to add any new provision to the Senior Unsecured Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Senior Debentures of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when the consent of the Holders of such series so affected has been obtained or when there is no Senior Debenture of such series remaining Outstanding under the Senior Unsecured Indenture; or (e) to provide collateral security for the Senior Debentures; or (f) to establish the form or terms of Senior Debentures of any series as permitted by the Senior Unsecured Indenture; or (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a separate or successor Senior Unsecured Indenture Trustee under the Senior Unsecured
Indenture with respect to the Senior Debentures of one or more series and to add or to change any of the provisions of the Senior Unsecured Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Senior Unsecured Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of Senior Debentures; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on any Senior Debentures shall be payable, (2) any Senior Debentures may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of Senior Debentures and the Senior Unsecured Indenture may be served; or (k) to cure any ambiguity, to correct or supplement any defective or inconsistent provision or to make or change any other provisions with respect to matters and questions arising under the Senior Unsecured Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Senior Debentures of any series in any material respect. (Section 1201)

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Debentures of any series may waive compliance by the Company with certain restrictive provisions of the Senior Unsecured Indenture. (Section 607) The Holders of not less than a majority in principal amount of the Outstanding Senior Debentures of any series may waive any past default under the Senior Unsecured Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Senior Unsecured Indenture that cannot be modified or be amended without the consent of the Holder of each Outstanding Senior Debenture of such series affected. (Section
813)

         Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is amended after the date of the Senior Unsecured Indenture in such a way as to require changes to the Senior Unsecured Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Senior Unsecured Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Senior Unsecured Indenture, the Senior Unsecured Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and the Company and the Senior Unsecured Indenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment. (Section 1201)

         Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Debentures of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Senior Unsecured Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Senior Debentures Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Senior Debentures of all series so directly affected, considered as one class, will be required; and provided, further, that if the Senior Debentures of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Senior Debentures of all Tranches so directly affected, considered as one class, will be required; and provided further, that no such supplemental indenture may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Senior Debenture, or


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